Exhibit (a)(1)(J)

AMENDED AND RESTATED
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

CYPRESS BIOSCIENCE, INC.
AT
$6.50 NET PER SHARE
BY

RAMIUS V&O ACQUISITION LLC,
A JOINTLY OWNED SUBSIDIARY OF

RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC,  ROYALTY PHARMA US PARTNERS, LP,
ROYALTY PHARMA US PARTNERS 2008, LP AND RP INVESTMENT CORP.

AND

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS NAVIGATION MASTER FUND LTD
RAMIUS OPTIMUM INVESTMENTS LLC
COWEN OVERSEAS INVESTMENT LP
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
RAMIUS LLC
C4S & CO., L.L.C.
ROYALTY PHARMA CAYMAN PARTNERS, LP
ROYALTY PHARMA CAYMAN PARTNERS 2008, L.P.
PHARMACEUTICAL INVESTORS, LP
PHARMA MANAGEMENT, LLC
RP MANAGEMENT, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 5, 2011, UNLESS THE OFFER IS EXTENDED.

December 20, 2010

To Brokers, Dealers, Banks, Trust Companies and other Nominees:

We have been engaged by Ramius V&O Acquisition LLC, a Delaware limited liability company and jointly owned subsidiary of Ramius Value and Opportunity Advisors LLC, a Delaware limited liability company (“Ramius”), Royalty Pharma US Partners, LP, a Delaware limited partnership (“RP US”), Royalty Pharma US Partners 2008, LP, a Delaware limited partnership (“RP US 2008”), and RP Investment Corp., a Delaware corporation (“RP US Corp”), Ramius, RP US, RP US 2008 and RP US Corp to act as Information Agent in connection with Purchaser’s offer to purchase (1) all issued and outstanding shares of Common Stock, par value $0.001 per share (the “Shares”), of Cypress Bioscience, Inc., a Delaware corporation (“Cypress”), and (2) the associated rights to purchase shares of Series A Junior Participation Preferred Stock, par value $0.001 per share, of Cypress (the “Rights”) issued pursuant to the Rights Agreement dated as of September 27, 2010 (as amended from time to time, the “Rights Agreement”), by and between Cypress and American Stock Transfer & Trust Company, LLC, as Rights Agent, at a price of $6.50 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in Purchaser’s Amended and Restated Offer to Purchase dated December 20, 2010 (the “Amended and Restated Offer to Purchase”), and in the related Amended and Restated Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”).  Unless the context otherwise requires, all references herein to “Shares” shall be deemed to include the associated Rights, and all references herein to the “Rights” shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

Holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in Section 12 — “Purpose of the Offer and the Proposed Merger; Statutory Requirements; Approval of the Mergers; Appraisal Rights; ‘Going-Private’ Transactions” of the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in “Introduction” of the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder’s Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in “Introduction” of the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedure discussed in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates to the Depositary representing a number of Rights equal to the number of Shares tendered pursuant to the Offer within a period ending on the later of (1) three Nasdaq Global Stock Market trading days after the date of execution of the Notice of Guaranteed Delivery and (2) three business days after the date Rights Certificates are distributed.  Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the associated Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing copies of the following documents:

1.  Amended and Restated Offer to Purchase dated December 20, 2010;

2.  Amended and Restated Letter of Transmittal to be used by stockholders of Cypress in accepting the Offer (facsimile copies of the Amended and Restated Letter of Transmittal with original signatures and all required signature guarantees may be used to tender the Shares);

3.  A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of a nominee, with space provided for obtaining such client’s instructions with regard to the Offer;

4.  Amended and Restated Notice of Guaranteed Delivery to be used to accept the Offer if the Shares or Rights Certificates are not immediately available, and all other required documents cannot be delivered to Computershare Trust Company, N.A., the Depositary for the Offer, by the expiration of the Offer;

5.  Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 included in the Amended and Restated Letter of Transmittal; and

6.  Return envelope addressed to the Depositary.

YOUR PROMPT ACTION IS REQUESTED.  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.  PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 5, 2011, UNLESS THE OFFER IS EXTENDED.

STOCKHOLDERS WHO HAVE ALREADY TENDERED SHARES PURSUANT TO THE OFFER USING THE PREVIOUSLY DISTRIBUTED (BLUE) LETTER OF TRANSMITTAL OR (GREEN) NOTICE OF GUARANTEED DELIVERY AND WHO HAVE NOT WITHDRAWN SUCH SHARES NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO RECEIVE THE OFFER PRICE OF $6.50 PER SHARE, NET TO THE SELLER IN CASH, WITHOUT INTEREST AND SUBJECT TO ANY REQUIRED WITHHOLDING OF TAXES, IF SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY PURCHASER PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED.

The offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 14, 2010 (the “Merger Agreement”), among Cypress, Ramius, RP US, RP US 2008, RP US Corp and Ramius V&O Acquisition LLC pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain limited conditions, Purchaser will be merged with and into Cypress, with Cypress surviving the merger as a subsidiary of Ramius, RP US, RP US 2008 and RP US Corp (the “Merger”).

The Board of Directors of Cypress has unanimously (1) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (2) determined that the terms of the Offer, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Cypress’ stockholders and (3) resolved to recommend that Cypress’ stockholders accept the Offer and tender their Shares pursuant to the Offer and (if required by applicable Delaware law) approve the Merger Agreement.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates and the Rights Certificates, or a timely Book-Entry Confirmation of the book-entry transfer of such Shares (if such procedure is available), into the Depositary’s account at the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase, (2) the Amended and Restated Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the Amended and Restated Offer to Purchase) in connection with a book-entry transfer effected pursuant to the procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase, and (3) any other documents required by the Amended and Restated Letter of Transmittal.  Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates, Rights Certificates or Book-Entry Confirmations with respect to Shares or Rights are actually received by the Depositary.  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY PURCHASER FOR ANY SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYING SUCH PURCHASE PRICE.

Neither Purchaser nor any of its affiliates will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer.  You will be reimbursed by Purchaser upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed Offer materials to your customers.

Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Amended and Restated Letter of Transmittal.

If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the address and telephone number set forth on the back cover of the Amended and Restated Offer to Purchase.

Very truly yours,

Innisfree M&A Incorporated

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF PURCHASER OR ANY OF ITS AFFILIATES, CYPRESS, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE THEREOF OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.